Execution Version PLEDGE AND SECURITY AGREEMENT among Par Petroleum, LLC, as Company, certain of its Subsidiaries and Wilmington Trust, National Association, as Collateral Trustee Dated as of December 21, 2017

CONTENTS

		Page
SECTION 1.	DEFINED TERMS	2
1.1	Definitions	2
1.2	Other Definitional Provisions	12
SECTION 2.	GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL	13
SECTION 3.	REPRESENTATIONS AND WARRANTIES	14
3.1	Title; No Other Liens	14
3.2	Valid, Perfected First Priority Liens	15
3.3	Name; Jurisdiction of Organization, Etc.	15
3.4	Special Collateral; Excluded Assets	15
3.5	Investment Property	15
3.6	Intellectual Property	16
3.7	Vehicles	18
3.8	Commercial Tort Claims	18
SECTION 4.	COVENANTS	18
4.1	Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Collateral Accounts	19
4.2	Maintenance of Insurance	19
4.3	Maintenance of Perfected Security Interest; Further Documentation	20
4.4	Changes in Locations, Name, Jurisdiction of Incorporation, Etc.	20
4.5	Notices	21
4.6	Investment Property	21
4.7	Voting and Other Rights with Respect to Pledged Securities	22
4.8	Intellectual Property	23
4.9	Vehicles	25
4.10	Commercial Tort Claims	25
SECTION 5.	REMEDIAL PROVISIONS	25
5.1	Limitations	25
5.2	Application of Proceeds	25
5.3	Code and Other Remedies	26
5.4	Effect of Securities Laws	28
5.5	Deficiency	28
SECTION 6.	POWER OF ATTORNEY AND FURTHER ASSURANCES	28
6.1	Collateral Trustee's Appointment as Attorney-in-Fact, Etc.	28
6.2	Authorization of Financing Statements	30
6.3	Further Assurances	30

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Page

SECTION 7.	LIEN ABSOLUTE; WAIVER OF SURETYSHIP DEFENSES	31
7.1	Lien Absolute, Waivers	31
SECTION 8.	THE COLLATERAL TRUSTEE	33
8.1	Authority of Collateral Trustee	33
8.2	Duty of Collateral Trustee	33
8.3	Exculpation of the Collateral Trustee	36
8.4	Delegation of Duties.	38
8.5	No Individual Foreclosure, Etc	38
SECTION 9.	MISCELLANEOUS	38
9.1	Amendments in Writing	38
9.2	Notices	39
9.3	No Waiver by Course of Conduct; Cumulative Remedies	39
9.4	Enforcement Expenses; Indemnification	39
9.5	Successors and Assigns	39
9.6	Set-Off	40
9.7	Counterparts	40
9.8	Severability	40
9.9	Section Headings	40
9.10	Integration/Conflict	40
9.11	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVERS; WAIVER OF JURY TRIAL	41
9.12	Acknowledgments	41
9.13	Additional Grantors	41
9.14	Releases	41
9.15	Collateral Trust Agreement	41

SCHEDULE 1	Notice Addresses of Grantors	1-1
SCHEDULE 2	Description of Pledged Investment Property	2-1
SCHEDULE 3	Filings and Other Actions Required to Perfect Security Interests	3-1
SCHEDULE 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office	4-1
SCHEDULE 5	Location of Equipment	5-1
SCHEDULE 6	Copyrights; Patents; Trademarks; Intellectual Property Licenses; Other Intellectual Property	6-1
SCHEDULE 7	Vehicles	7-1
SCHEDULE 8	Commercial Tort Claims	8-1
EXHIBIT A	Form of Uncertificated Securities Control Agreement	A-1
EXHIBIT B-1	Form of Copyright Security Agreement	B-1-1
EXHIBIT B-2	Form of Trademark Security Agreement	B-2-1
ANNEX 1	Assumption Agreement	ANNEX 1-1

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US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 PLEDGE AND SECURITY AGREEMENT dated as of December 21, 2017, among Par Petroleum, LLC, a Delaware limited liability company (the “Company”), Par Petroleum Finance Corp., a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”) and each of the signatories hereto designated as a Grantor on the signature pages hereto (together with the Issuers and any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and collectively, the “Grantors”) and Wilmington Trust, National Association, as Collateral Trustee under the Collateral Trust Agreement (as defined below) (in such capacity and together with its permitted successors and assigns in such capacity, the “Collateral Trustee”), for the benefit of itself and the Secured Parties (as defined below). W I T N E S S E T H: WHEREAS, the Issuers have entered into an Indenture, dated as of December 21, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Closing Date Indenture”), among the Issuers, the Grantors from time to time party thereto, Par Pacific Holdings, Inc., for the limited purposes set forth therein, Wilmington Trust, National Association, as indenture trustee (in such capacity and together with its successors and assigns in such capacity, the “Indenture Trustee”), and the Collateral Trusteee, pursuant to which the Issuers have issued the notes thereunder; WHEREAS, Par Hawaii Refining, LLC, a subsidiary of the Company and a Grantor hereunder (“Par Hawaii”) has entered into an ISDA Master Agreement, dated as of June 1, 2015 with J. Aron (as defined below), including the Amended and Restated Schedule thereto dated as of December 21, 2017 and all other annexes, exhibits and attachments thereto and all transactions from time to time entered into thereunder (including transactions outstanding on the date hereof and any transactions hereafter entered into), as each may be amended, supplemented, amended and restated or otherwise modified and in effect from time to time (the “J. Aron Hedge Agreement”) and the Hedge Agreement Obligations thereunder are to constitute Secured Debt as contemplated hereby; WHEREAS, in connection with the execution and delivery of the Closing Date Indenture, and in connection with and as required by the J. Aron Hedge Agreement, the Issuers and Grantors are hereby entering that this Agreement to provide for the Secured Obligations (as defined below) to be secured equally and ratably by the Collateral (as defined below); WHEREAS, the Issuers and other Grantors may incur Additional Secured Debt from time to time, subject to the terms and conditions of the Collateral Trust Agreement (as defined below); WHEREAS, the Collateral Trustee has agreed to act as collateral trustee on behalf of all present and future Secured Parties with respect to the Collateral and is entering into this Agreement in accordance with the Collateral Trust Agreement; and WHEREAS, the Issuers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit and the incurrence of the Secured Obligations (as defined below).

2 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 NOW, THEREFORE, in consideration of the premises and to induce each Secured Party to enter into the applicable Secured Debt Documents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Trustee, for the benefit of the Secured Parties, as follows: SECTION 1. DEFINED TERMS 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them in the Collateral Trust Agreement, or, if not defined therein, shall have the meanings given to them in the Existing Indenture (as defined in the Collateral Trust Agreement), and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security. The incorporation by reference of terms defined in the Collateral Trust Agreement shall survive any termination of the Collateral Trust Agreement until this Agreement is terminated as provided in Section 9.14. (b) The following terms shall have the following meanings: “ABL Collateral” shall mean the following:(i) all Accounts and CC Receivables (excluding Accounts and CC Receivables constituting identifiable proceeds of Collateral hereunder); (ii) all Inventory; (iii) all Renewable Identification Numbers (as defined in the Credit Agreement); (iv) all Investment Property, Chattel Paper, General Intangibles (excluding Intellectual Property), Documents, Commercial Tort Claims and Instruments, to the extent relating to the items in clauses (i), (ii), (iii) and (iv); (v) all Deposit Accounts and Securities Accounts (excluding the Collateral Account (as defined below)), cash and Cash Equivalents (as defined in the Credit Agreement); (vi) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing; and

3 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (vii) all proceeds of (including proceeds of business interruption and other insurance), and Supporting Obligations (including Letter of Credit Rights) with respect to, any of the foregoing. “ABL Collateral Agent” shall mean Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement, and any permitted successors and assigns. “Acknowledgment Agreement” shall mean that certain Acknowledgment Agreement, dated as of the date hereof, by and among J. Aron, Par Hawaii Refining, LLC, a Hawaii limited liability company, the Collateral Trustee and the ABL Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time. “After-Acquired Intellectual Property” shall have the meaning set forth in Section 4.8(c). “Agreement” shall mean this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Bankruptcy Code” shall mean Title 11 of the United States Code. “CC Receivables” shall mean CC Receivables, as defined in the Credit Agreement. “Closing Date” shall mean December 21, 2017. “Closing Date Indenture” has the meaning set forth in the recitals. “Collateral” shall have the meaning set forth in Section 2. “Collateral Account” shall mean the Collateral Account, as defined in the Existing Indenture. “Collateral Rights Agreement” means that certain Collateral Rights Agreement, dated as of the date hereof, by and among the ABL Collateral Agent, the Collateral Trustee and the Grantors party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time. “Collateral Trust Agreement” shall mean that certain Collateral Trust and Intercreditor Agreement, dated as of the date hereof, by and among the Issuers, the Grantors party thereto from time to time, the Indenture Trustee, the Collateral Trustee, J. Aron and each other secured representative party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time. “Collateral Trustee” shall have the meaning set forth in the preamble hereto.

4 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Copyright Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (including, without limitation, those listed on Schedule 6). “Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all works of authorship and all intellectual property rights therein, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 6, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world. “Credit Agreement” shall mean that certain Loan and Security Agreement, dated as of the date hereof, among the Company, the other borrowers party thereto, the guarantors party thereto from time to time, the ABL Collateral Agent, and the banks and other financial institutions party thereto, and as it may be further amended, supplemented or modified from time to time, and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Credit Agreement or one or more other credit or other agreements or indentures entered into from time to time). “Deposit Account” shall mean all “deposit accounts” as defined in Article 9 of the UCC and all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts), and shall include, without limitation, all of the Collateral Accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing. “Equity Interests” (i) shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also

5 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof and (ii) shall include, without limitation, all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests. “Excluded Assets” shall mean the following: (i) ABL Collateral; (ii) the Hawaii Retail Property, any real property that is not Material Real Property and all leasehold interests of any of the Issuers and the Grantors, as lessee, in real property; (iii) Vehicles and other equipment, Vehicles and rolling stock subject to a certificate of title statute with a net book value of less than $500,000 individually and less than $15,000,000 in the aggregate; (iv) any lease, license, permit, agreement or instrument that would otherwise constitute Collateral (referred to solely for purpose of this paragraph as a “Contract”), in each case in existence on the date hereof or upon acquisition of the relevant Grantor party thereto, to the extent that a grant of a security interest therein would violate or invalidate such Contract or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity and only so long as such prohibition or consent requirement was not created in contemplation or anticipation of the Collateral requirements under the Existing Indenture) provided that: (x) rights to payment under any such Contract otherwise constituting Excluded Assets shall be included in the Collateral to the extent permitted under such Contract or by Section 9-406 or Section 9-408 of the UCC and (y) all proceeds paid or payable to either of the Issuers or any Grantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral; (v) any Equity Interests issued by any non-wholly owned Subsidiary of the Company formed or acquired after the date hereof to the extent that a grant of a security interest therein would violate any certificate of formation, limited liability company agreement, partnership agreement, shareholder agreement or similar agreements applicable to such Equity Interest, or create a right in favor of any other party to such documents to terminate the issuer of such Equity Interests, compel the purchase or sale of such Equity Interests or otherwise adversely affect the ownership rights and obligations otherwise attendant such Equity Interests; (vi) (a) solely in the case of any pledge of Equity Interests of any Foreign Subsidiary, Excluded Foreign Subsidiary Voting Stock, (b) the Equity Interests

6 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 of any direct or indirect Subsidiary of a Foreign Subsidiary and (c) the Equity Interests of Unrestricted Subsidiaries (as defined in the Existing Indenture); (vii) any property of the Issuers or any Grantor which is subject to a Capital Lease Obligation, purchase money obligation or other debt obligation if and to the extent that (i) such Capital Lease Obligation, purchase money obligation or other debt obligation was incurred in accordance with the terms of the Existing Indenture and the agreements or documents granting or governing such Capital Lease Obligation, purchase money obligation or other debt obligation validly prohibit, or otherwise require any consent (but only so long as such prohibition or consent requirement was not created in contemplation or anticipation of the Collateral requirements under the Existing Indenture) and (ii) such restriction described in clause (i) above relates only to the asset or assets acquired by the Issuers or any Grantor and attachments and accessions thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to the Issuers or any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of such Capital Lease Obligations, purchase money obligations or other debt obligations secured by such assets; (viii) any asset in which a pledge or security interest is prohibited by applicable law, rule or regulation (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); (ix) Deposit Accounts solely for the purpose of payroll and withholding tax and other fiduciary Deposit Accounts; (x) any property or assets (including Equity Interests) owned by any Excluded Subsidiary or any Unrestricted Subsidiary (each as defined in the Existing Indenture); (xi) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (xii) any governmental licenses or state or local franchises, charters and authorizations to the extent the granting of security interests therein are prohibited or restricted thereby; (xiii) any Intermediation Collateral (as defined in the Existing Indenture); and

7 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (xiv) any Letter of Credit Rights to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the UCC. “Excluded Foreign Subsidiary Voting Stock” shall mean any voting stock in excess of 66% of the total outstanding amount of any class of voting stock of a Foreign Subsidiary. “Excluded Swap Obligation” means, with respect to any Grantor, (x) as it relates to all or a portion of the guarantee of such Grantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Grantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Grantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Grantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal. “Foreign Subsidiary” shall mean any Subsidiary that is (i) treated as a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code or (ii) a Subsidiary of any entity described in clause (i). “General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, shall include, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements, contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by governmental authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder. “Grantor” shall have the meaning set forth in the preamble.

8 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 “Hawaii Retail Property” shall mean have the meaning assigned to such term in the Closing Date Indenture. “Indenture Trustee” shall have the meaning set forth in the recitals hereto. “Insurance” shall mean all insurance policies (including business interruption insurance) to the extent covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof). “Intellectual Property” shall mean, with respect to any Grantor, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto. “Intellectual Property Security Agreements” shall mean, collectively, the Copyright Security Agreement substantially the form of Exhibit B-1 and the Trademark Security Agreement substantially in the form of Exhibit B-2. “Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to any of the Issuers, the other Grantors or any of their Subsidiaries. “Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Assets), (ii) all security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts; provided, however, that in no event shall “Investment Property” include any Excluded Assets. “Issuers” shall have the meaning set forth in the recitals hereto. “J. Aron” shall mean J. Aron & Company LLC. “J. Aron Hedge Agreement” shall have the meaning set forth in the recitals hereto. “Lien” shall have the meaning set forth in the Existing Indenture.

9 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 “Material Real Property” shall have the meaning assigned to such term in the Existing Indenture. “Mortgages” shall have the meaning assigned to such term in the Existing Indenture. “Patent Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (including, without limitation, those listed on Schedule 6). “Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, (i) each patent and patent application listed on Schedule 6, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other rights accruing thereunder or pertaining thereto throughout the world. “Permitted Liens” shall have the meaning set forth in the Existing Indenture. “Permitted Priority Liens” shall mean (i) with respect to Equity Interests, non- consensual Permitted Liens arising by operation of law, and (ii) with respect to any other property, Permitted Liens. “Pledged Commodity Contracts” shall mean all Commodity Contracts listed on Schedule 2 and all other Commodity Contracts to which any Grantor is party from time to time; provided, however, that in no event shall “Pledged Commodity Contracts” include any Excluded Assets. “Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that in no event shall “Pledged Debt Securities” include any Excluded Assets. “Pledged Equity Interests” shall mean all Equity Interests, and shall include Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock; provided, however, that in no event shall “Pledged Equity Interests” include any Excluded Assets. “Pledged LLC Interests” shall mean all membership interests and other interests now owned or hereafter acquired by any Grantor in any limited liability company

10 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided, however, that in no event shall “Pledged LLC Interests” include any Excluded Assets. “Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 and all the Intercompany Notes; provided, however, that in no event shall “Pledged Notes” include any Excluded Assets. “Pledged Partnership Interests” shall mean all partnership interests and other interests now owned or hereafter acquired by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of such partnership, all of the Grantor’s rights, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided, however, that in no event shall “Pledged Partnership Interests” include any Excluded Assets. “Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of

11 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Stock shall not include any Excluded Assets. “Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests regardless of whether constituting Securities under the UCC. “Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitlements of any Grantor; provided, however, that in no event shall “Pledged Security Entitlements” include any Excluded Assets. “Proceeds” shall mean all “proceeds” as such term is defined in Section 9- 102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto. “Secured Obligations” shall mean all Secured Obligations as defined in the Collateral Trust Agreement; provided, however, that Secured Obligations shall not include any Excluded Swap Obligations. “Secured Parties” shall mean collectively, each holder of Secured Obligations, any applicable Secured Representative, the Indenture Trustee and the Collateral Trustee. “Securities Act” shall mean the Securities Act of 1933, as amended. “Swap Obligation” shall mean, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Trademark Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark (including, without limitation, those listed on Schedule 6). “Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 6, (ii) all extensions and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages,

12 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world. “Trade Secrets” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and with respect to any and all of the foregoing (i) all rights to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world. “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies. “UETA” shall have the meaning set forth in Section 3.2. “Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and includes, without limitation, the vehicles listed on Schedule 7, and all tires and other appurtenances to any of the foregoing. 1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement. (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. (d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

13 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (e) The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. (f) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. SECTION 2. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL (a) Each Grantor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations: (i) all Chattel Paper; (ii) all Documents; (iii) all Equipment; (iv) all General Intangibles; (v) all Instruments; (vi) all Insurance; (vii) all Intellectual Property; (viii) all Investment Property; (ix) all Letter of Credit Rights; (x) all Pledged Equity Interests; (xi) all Vehicles; (xii) all Goods (excluding Inventory) not otherwise described above; (xiii) all Collateral Accounts;

14 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (xiv) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; (xv) all commercial tort claims now or hereinafter described on Schedule 8; and (xvi) to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing. (b) Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral. (c) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party, and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee or any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Pledged Partnership Interests or Pledged LLC Interests. SECTION 3. REPRESENTATIONS AND WARRANTIES Each Grantor hereby represents and warrants to the Collateral Trustee (and for the purposes of making such representations and warranties set forth in this Section 3 in connection with any Secured Debt Document, each Grantor may, prior to the making of any such representation and warranty, amend and supplement all Schedules as applicable but once made, such representation and warranty shall, as of such making, be deemed to have been made based on the Schedules in effect at such date), that: 3.1 Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Priority Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral

15 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 Trustee, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Secured Debt Documents. 3.2 Valid, Perfected First Priority Liens. (a) The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Trustee, for the benefit of the Secured Parties, securing the payment and performance of each Grantor’s Secured Obligations and upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Trustee in duly completed and duly executed form, as applicable, and may be filed by the Collateral Trustee at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Priority Liens. Without limiting the foregoing and except with respect to any Excluded Assets, each Grantor has taken all actions necessary, including without limitation those specified in Section 4.1 to: (i) establish the Collateral Trustee’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts, (ii) establish the Collateral Trustee’s “control” (within the meaning of Section 9-104 of the UCC) over all Collateral Accounts and (iii) establish the Collateral Trustee’s “control” (within the meaning of Section 16 of the Uniform Electronic Transactions Act as in effect in the applicable jurisdiction (the “UETA”)) over all “transferable records” (as defined in UETA). 3.3 Name; Jurisdiction of Organization, Etc. Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated. Unless otherwise stated on Schedule 4, such Grantor is not a transmitting utility as defined in UCC § 9-102(a)(80). 3.4 Special Collateral; Excluded Assets. None of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) Manufactured Homes, (3) Health-Care Insurance Receivables, (4) timber to be cut, or (5) aircraft engines, satellites or ships. 3.5 Investment Property. (a) Schedule 2 hereto sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, respectively, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests of the

16 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 respective issuers thereof indicated on such Schedule. Schedule 2 hereto sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor, and all of such Pledged Debt Securities and Pledged Notes, have been, in the case of those issued by Affiliates of such Grantor, or, in the case of those issued by Persons that are not Affiliates of such Grantor, to the knowledge of such Grantor have been, duly authorized, authenticated, issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and are not in default and, in the case of those issued by Affiliates of such Grantor, constitute all of the issued and outstanding inter-company indebtedness owed by such Affiliates to such Grantor evidenced by an instrument or certificated security of the respective issuers thereof. Schedule 2 hereto sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts,” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts (other than any Excluded Assets) in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Trustee pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than any Excluded Assets) or any securities, commodities or other property credited thereto. (b) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer that is a corporation owned by such Grantor other than any such Equity Interests that are Excluded Assets. (c) All the shares of the Pledged Equity Interests have been duly and validly issued and, with respect to Pledged Stock, are fully paid and nonassessable. No Grantor is in default of its obligations under any organizational document of any Issuer of Pledged Equity Interests. (d) No consent, approval or authorization of any Person is required for the pledge by such Grantor of the Pledged Equity Interests pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Grantor, whether under the organizational documents of any issuer of Pledged Equity Interests or otherwise, except such as have been obtained and are in full force and effect. (e) Such Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property and the Collateral Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for, in the case of any of the foregoing Collateral other than Pledged Equity Interests, Permitted Liens and, in the case of Pledged Equity Interests, Permitted Liens arising pursuant to a requirement of law, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests. 3.6 Intellectual Property. (a) Schedule 6 lists all of the following Intellectual Property, to the extent owned by such Grantor in its own name: (i) issued Patents and pending

17 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 Patent applications, (ii) registered Trademarks and applications for the registration of Trademarks, and (iii) registered Copyrights, and applications to register Copyrights. All such Intellectual Property is recorded in the name of such Grantor. Except as set forth on Schedule 6, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property free and clear of all Liens, claims and licenses, except for Permitted Liens and the licenses set forth on Schedule 6. (b) Except as set forth on Schedule 6, all Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of such Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor constituting Intellectual Property in full force and effect. (c) Except for those matters which are disclosed on Schedule 6, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person. Except as set forth on Schedule 6, to the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Intellectual Property of such Grantor. (d) Schedule 6 lists all Copyright Licenses, Patent Licenses and Trademark Licenses held by such Grantor that constitute Intellectual Property. Schedule 6 lists all exclusive, inbound Copyright Licenses held by such Grantor pursuant to which such Grantor has been granted rights in or to any registered Copyrights. With respect to each Copyright License, Trademark License and Patent License held by such Grantor (regardless of whether it is listed on Schedule 6): (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration of or under such license. (e) [reserved]. (f) Such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor, in each case consistent with industry standards, and has taken all action necessary to insure that all licensees of all such Trademarks comply with such Grantor’s standards of quality.

18 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (g) Such Grantor has used best efforts to ensure the use of appropriate statutory notice of registration in connection with its use of registered Trademarks, appropriate notice of its trademark rights in common law Trademarks, proper marking practices in connection with its Patents, and appropriate notice of copyright in connection with the publication of its Copyrights. (h) Except as set forth on Schedule 6, such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Intellectual Property that has not been terminated or released. (i) Except for those matters which are disclosed on Schedule 6, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property of such Grantor or such Grantor’s ownership interest therein, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened. (j) Except for those matters which are disclosed on Schedule 6, no settlements or consents, covenants not to sue, coexistence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in any manner that impacts such Grantor’s rights to own, license or use any Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination, limitation or other impairment of any of such Grantor’s rights in its Intellectual Property. (k) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards. Except as could not reasonably be expected to be adverse in any material respect to the Secured Parties, (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person, (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property. 3.7 Vehicles. Schedule 7 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof other than those constituting Excluded Assets. 3.8 Commercial Tort Claims. No Grantor has any commercial tort claims other than those constituting Excluded Assets or those described on Schedule 8. SECTION 4. COVENANTS Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of Secured Obligations:

19 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 4.1 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Collateral Accounts. (a) If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, negotiable Document or Tangible Chattel Paper that, in each case, is not an Excluded Asset, such Instrument (other than checks received in the ordinary course of business), Certificated Security, negotiable Document or Tangible Chattel Paper shall be promptly delivered to the Collateral Trustee, duly endorsed in a manner satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement. (b) If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Collateral Trustee as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Trustee that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Trustee without further consent of such Grantor, such agreement to be in substantially the form of Exhibit A or in form and substance reasonably satisfactory to the Collateral Trustee. (c) Each Grantor shall maintain Securities Entitlements, Securities Accounts and Collateral Accounts (other than Excluded Assets) only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Trustee without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Trustee. (d) In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as such Grantor may deem reasonably necessary or advisable or as may be reasonably requested by the Collateral Trustee, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Trustee. 4.2 Maintenance of Insurance. (a) Such Grantor shall maintain, with financially sound and reputable insurance companies, insurance on its Collateral (including, without limitation, Equipment and Vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and shall furnish to the Collateral Trustee, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A-

20 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, have (in the case of the providers of at least 80% of such insurance) either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Collateral Trustee may approve in writing. All insurance shall provide that no cancellation shall be effective until at least thirty (30) days after receipt by the Collateral Trustee of written notice thereof. (b) Such Grantor shall deliver to the Collateral Trustee on behalf of the Secured Parties, (i) upon request of any Secured Party from time to time, full information as to the insurance carried, (ii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor. The Collateral Trustee shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Trustee shall be named as loss payee on all property and casualty insurance policies of such Grantor. 4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, other than the holders of Permitted Liens. (b) Such Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Trustee may reasonably request, all in reasonable detail. (c) At any time and from time to time, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as such Grantor may deem reasonably necessary or advisable or as the Collateral Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Collateral Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain “control” (within the meaning of the applicable UCC) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement in form and substance reasonably satisfactory to the Collateral Trustee. 4.4 Changes in Locations, Name, Jurisdiction of Incorporation, Etc. Such Grantor will not, except upon fifteen (15) days’ prior written notice to the Collateral Trustee and delivery to the Collateral Trustee of duly authorized and, where required, executed copies of (a)

21 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 all additional financing statements and other documents reasonably requested by the Collateral Trustee to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Equipment (other than mobile goods) shall be kept: (i) permit any of the Equipment (other than mobile goods) to be kept at a location other than those listed on Schedule 5; (ii) without limiting any applicable prohibitions on mergers involving the Grantors contained in the Existing Indenture, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.3; or (iii) change its legal name, identity or structure to such an extent that any financing statement filed in connection with this Agreement would become misleading. 4.5 [Reserved]. 4.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the capital stock or other Pledged Equity Interest, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Trustee in the exact form received, duly endorsed by such Grantor to the Collateral Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Trustee so requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations. If any Secured Debt Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any Secured Debt Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

22 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (b) Except as permitted pursuant to the Notes Documents, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to amend its organizational documents in any manner that adversely affects the validity, perfection or priority of the Collateral Trustee’s security interest therein, (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Trustee to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or, (iii) cause or permit any issuer of Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (iii), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps such Grantor deems reasonably necessary or advisable to establish the Collateral Trustee’s “control” thereof or (iv) permit any Issuers to issue any Equity Interests of any nature or issue securities convertible into or granting the right to purchase or exchange for any Equity Interests of any Issuer, (c) Each Grantor which is an Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity Interests issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to the Pledged Equity Interests issued by it and (iii) the terms of Sections 4.7(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.7(c) with respect to the Pledged Equity Interests issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Equity Interests hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Trustee and to the transfer of any Pledged Equity Interest to the Collateral Trustee or its nominee following a Secured Debt Default and to the substitution of the Collateral Trustee or its nominee as a partner, member or shareholder or other equity holder of the Issuer of the related Pledged Equity Interest. 4.7 Voting and Other Rights with Respect to Pledged Securities. (a) Unless a Secured Debt Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes or Pledged Debt Securities, to the extent permitted by the Secured Debt Documents, and to exercise all voting and corporate rights or other ownership rights with respect to the Pledged Equity Interests. For the avoidance of doubt, any cash, cash equivalents or property that is paid as a dividend or otherwise distributed to any direct or indirect parent of the Issuers in compliance with Section 4.07 (Restricted Payments) of the Closing Date Indenture shall, unless a Secured Debt Default shall have occurred and be continuing, automatically cease to be Collateral or Proceeds of Collateral. (b) If a Secured Debt Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Securities which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and

23 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 other consensual rights and (ii) the Collateral Trustee shall have the right, without notice to any Grantor, to transfer all or any portion of the Pledged Securities to its name or the name of its nominee or agent. In addition, the Collateral Trustee shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Securities for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth herein. (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that a Secured Debt Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Trustee. 4.8 Intellectual Property. (a) Such Grantor (either itself or through licensees) will not, except as permitted pursuant to the Notes Documents, discontinue use of any Intellectual Property, or do any act or omit to do any act whereby any Intellectual Property may lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired, or abandon any application or any right to file an application for a Copyright, Patent, or Trademark, in each case where such discontinuance, act or omission would reasonably be expected to be adverse in any material respect to the Secured Parties. (b) Such Grantor shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to such Grantor, including, but not limited to, those applications and registrations listed on Schedule 6 if such Grantor reasonably determines that such application or maintenance of registration is necessary for the operation of its business. (c) Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any item of registered Intellectual Property, (ii) obtain an exclusive license to any registered Copyrights, (iii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing, or (iv) file a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect to any “intent-to-use” Trademark application (the items in clauses (i), (ii) (iii) and (iv), collectively, the “After- Acquired Intellectual Property”), then the provisions of Section 2 shall automatically apply

24 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and such Grantor shall give prompt (and, in any event within ten (10) Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Trustee in accordance herewith, and shall provide the Collateral Trustee promptly (and, in any event within ten (10) Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 6 hereto and promptly take the actions specified in Section 4.8(d) with respect thereto. (d) Such Grantor shall execute Intellectual Property Security Agreements with respect to the Intellectual Property included in the Collateral as of the date hereof, as well as any After-Acquired Intellectual Property, in substantially the form of Exhibits B-1 or B-2, as applicable, in order to record the security interest granted herein to the Collateral Trustee for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and such Grantor shall promptly execute and deliver, and have recorded, any and all other agreements, instruments, documents, and papers as such Grantor may deem reasonably necessary or advisable or as the Collateral Trustee may reasonably request to evidence the Secured Parties’ security interest in any such Intellectual Property with any other applicable offices, agencies, or governmental authorities. (e) Such Grantor shall use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property that constitutes Intellectual Property. (f) Such Grantor shall promptly notify the Collateral Trustee if it knows or has reason to know that any item of Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights. (g) Such Grantor shall (and shall require its licensees to) use best efforts to use proper notice of its Intellectual Property rights in connection with the use of any of its Intellectual Property. (h) Such Grantor shall not intentionally or knowingly infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any other Person in any manner which could reasonably be expected to be materially adverse to the Secured Parties. In the event that any Person initiates, or threatens in writing to initiate, any action or proceeding alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person, and such action or proceeding could reasonably be expected to be materially adverse to the Secured Parties, such Grantor shall promptly notify the Collateral Trustee after it learns thereof.

25 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (i) In the event that Grantor becomes aware that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by another Person, such Grantor shall (i) promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, and (ii) promptly notify the Collateral Trustee after it learns thereof. (j) With respect to any Trademarks of such Grantor, such Grantor shall use best efforts to maintain the value and enforceability of any of such Trademarks at a level at least substantially consistent with the value and enforceability of such Trademarks as of the date hereof. (k) Such Grantor shall, within thirty (30) days of the creation or acquisition or exclusive license of any copyrightable work that constitutes Intellectual Property, and provided the registration of such copyrightable work is material to the such Grantor’s business, apply to register the Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered Copyright, record such license, in the United States Copyright Office or, where appropriate, any foreign counterpart. 4.9 Vehicles. With respect to any Vehicles owned as of the date hereof (other than to the extent constituting Excluded Assets), and, with respect to any Vehicles (other than to the extent constituting Excluded Assets) acquired by such Grantor subsequent to the date hereof, within forty-five (45) days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Collateral Trustee’s first priority security interest in such Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction necessary or which the Collateral Trustee shall deem advisable to perfect its security interests in the Vehicles. 4.10 Commercial Tort Claims. Within forty-five (45) days after the date of any additional commercial tort claims (other than any Excluded Assets) arising since Schedule 8 was last delivered, each Grantor shall provide the Collateral Trustee with an amended or supplemented Schedule 8 to reflect such additional commercial tort claims. SECTION 5. REMEDIAL PROVISIONS 5.1 Limitations. Any exercise by Collateral Trustee of any of its rights under this Section 5 shall be subject to the Collateral Trust Agreement, the Collateral Rights Agreement and the Acknowledgment Agreement. 5.2 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Trustee, or, if a Secured Debt Default shall have occurred and be continuing, at any time at the Collateral Trustee’s election, the Collateral Trustee may apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.3) realized through the exercise by the Collateral Trustee of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Secured

26 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 Obligations. The Collateral Trustee shall apply any such Collateral or Proceeds in accordance with Section 3.4 of the Collateral Trust Agreement. 5.3 Code and Other Remedies. (a) If a Secured Debt Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee may store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Trustee deems appropriate. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Collateral Trustee, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless so directed by an Act of Required Secured Debtholders), shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with their pro rata share of such Secured Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title

27 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Trustee’s request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Trustee shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Collateral Trustee shall have no obligation to marshal any of the Collateral. (b) The Collateral Trustee shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied or retained by the Collateral Trustee in accordance with Section 5.2. Only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. If the Collateral Trustee sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Trustee. In the event the purchaser fails to pay for the Collateral, the Collateral Trustee may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it or them of any rights hereunder. (c) In the event of any disposition of any of the Intellectual Property under this Section 5.3, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Collateral Trustee or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the exploitation of such Intellectual Property, including the manufacture, distribution, advertising and sale of products or the provision of services under such Intellectual Property, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services. (d) For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Section 5.3 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral

28 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 Trustee, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor. 5.4 Effect of Securities Laws. Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all of the Pledged Equity Interests or the Pledged Debt Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. 5.5 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency. SECTION 6. POWER OF ATTORNEY AND FURTHER ASSURANCES 6.1 Collateral Trustee’s Appointment as Attorney-in-Fact, Etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following: (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any

29 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable; (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Secured Debt Documents and pay all or any part of the premiums therefor and the costs thereof; (iv) execute, in connection with any sale provided for in Section 5.3 or 5.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do. Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that, (i) except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless a Secured Debt Default shall

30 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 have occurred and be continuing and (ii) any exercise by Collateral Trustee of any of its rights under this Section 6.1(a) shall be subject to the Collateral Trust Agreement, the Collateral Rights Agreement and the Acknowledgment Agreement. (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless a Secured Debt Default has occurred and is continuing or time is of the essence, the Collateral Trustee shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith. (c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due principal under the Existing Indenture, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand. (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of Secured Obligations. 6.2 Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Trustee is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Trustee under this Agreement; provided, however, that nothing herein shall require the Collateral Trustee to file financing statements, termination statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Secured Debt Documents, whether now owned or hereafter existing or acquired by the such Grantor or such other description as the Collateral Trustee, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. 6.3 Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

31 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Collateral Trustee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby; (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State; (iii) at any reasonable time, upon request by the Collateral Trustee, assemble the Collateral and allow inspection of the Collateral by the Collateral Trustee or persons designated by the Collateral Trustee; (iv) at the Collateral Trustee’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s interest in all or any part of the Collateral; and (v) furnish the Collateral Trustee with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Trustee may reasonably request from time to time. SECTION 7. LIEN ABSOLUTE; WAIVER OF SURETYSHIP DEFENSES 7.1 Lien Absolute, Waivers All rights of Collateral Trustee hereunder, and all obligations of Grantors hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, in each case, each of the following (whether or not such Grantor has knowledge thereof): (i) the validity or enforceability of the Existing Indenture or any other Secured Debt Document, any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party; (ii) any renewal, extension or acceleration of, or any increase in the amount of the Secured Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Secured Debt Documents; (iii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Secured Debt Document, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

32 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 (iv) any change, reorganization or termination of the corporate structure or existence of Company or any other Grantor or any of their Subsidiaries and any corresponding restructuring of the Secured Obligations; (v) any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Secured Obligations or any subordination of the Secured Obligations to any other obligations; (vi) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral; (vii) any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Trustee and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable law; and (viii) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Grantor for the Secured Obligations, or of such Grantor under the guarantee contained in any Secured Debt Document or of any security interest granted by any Grantor, whether in a reorganization or bankruptcy case or proceeding or in any other instance. (b) In addition each Grantor further waives any and all other defenses, set- offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Borrower or any other Grantor or Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury. (c) Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Grantors with respect to the Secured Obligations. Except for notices provided for herein, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor,

33 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 Collateral Trustee may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Trustee to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. SECTION 8. THE COLLATERAL TRUSTEE 8.1 Authority of Collateral Trustee. (a) Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. (b) The Collateral Trustee has agreed to act as Collateral Trustee hereunder. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Collateral Trust Agreement. 8.2 Duty of Collateral Trustee. (a) The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. The Collateral Trustee is authorized to receive any funds for the benefit of the Secured Parties distributed under the Security Documents, and to make further distributions of such funds to the Secured Parties according to the provisions hereof and thereof. Neither the Collateral Trustee nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are

34 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor. The Collateral Trustee shall not be subject to any fiduciary or other implied duties, regardless of whether a Secured Debt Default has occurred and is continuing.The Collateral Trustee shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Trustee is required to exercise as directed in writing pursuant to the Notes Documents; provided that the Collateral Trustee shall not be required to take any action that, in the opinion of its counsel, may expose the Collateral Trustee to liability or that is contrary to any Notes Documents or applicable law.The Collateral Trustee shall not, except as expressly set forth in this Agreement and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Grantors or any of their Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Collateral Trustee or any of its Affiliates in any capacity. (e) Before the Collateral Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both (the costs of which are to be paid for by the party requesting the Collateral Trustee to act or refrain from acting) stating that such action or the Collateral Trustee’s refraining from such action is authorized or permitted by this Agreement and the Existing Indenture. The Collateral Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. (f) The Collateral Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care. (g) The Collateral Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Collateral Trustee’s conduct does not constitute gross negligence or willful misconduct. (h) The Collateral Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (i) The Collateral Trustee shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Notes Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions

35 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 set forth herein or therein or the occurrence of any Secured Debt Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Security Document, or any other agreement, instrument or document, or the validity, attachment, creation, perfection, priority or enforceability of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in any Notes Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Trustee. (j) The Collateral Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Secured Debt Default unless and until the Collateral Trustee has received a written notice or a certificate from the Grantors stating that a Secured Debt Default has occurred. The Collateral Trustee shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Secured Debt Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. (k) No provision of this Agreement, or any of the other Notes Documents shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the other Notes Documents or the exercise of any of its rights or powers. If it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Trustee may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. (l) The Collateral Trustee shall be under no obligation or duty to take any action under this Agreement, any of the other Notes Documents or otherwise if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified. (m) Beyond the exercise of reasonable care in the custody of Collateral in its possession in accordance with Section 5.12 of the Collateral Trust Agreement, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any agent selected by the Collateral Trustee in good faith. (n) Subject to the provisions of the other Notes Documents, following the occurrence and during the continuation of a Secured Debt Default under any Secured Debt Document, the Collateral Trustee shall determine the time and method by which the security interests in the Collateral shall be enforced and shall have the sole and exclusive right to perform

36 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshal, process, sell, lease, dispose of or liquidate such Collateral. (o) The Collateral Trustee shall not be liable to the Secured Parties for any actions with respect to the creation, perfection or continuation of the security interests on the Collateral, actions with respect to the occurrence of a default or an event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, actions with respect to the collection of any claim for all or any part of the obligations under the Secured Debt Documents from any debtor, guarantor or any other party or the valuation, use or protection of the Collateral. (p) The Collateral Trustee is authorized to receive any funds for the benefit of the Secured Parties distributed under the Security Documents, and to make further distributions of such funds to the Secured Parties according to the provisions hereof and thereof. (q) In no event shall the Collateral Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (r) The Collateral Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement and in all of the other Notes Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Notes Document. 8.3 Exculpation of the Collateral Trustee. (a) The Collateral Trustee shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Notes Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Trustee to the Secured Parties or by or on behalf of any Secured Party to the Collateral Trustee or any Secured Party in connection with the Notes Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Grantor or any other Person liable for the payment of any Secured Obligations, nor shall the Collateral Trustee be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Security Documents or as to the existence or possible existence of any Secured Debt Default to make any disclosures with respect to the foregoing. (b) Neither the Collateral Trustee nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Trustee under or in connection with any of the Notes Documents except to the extent caused solely and proximately by the Collateral Trustee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent

37 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 jurisdiction. The Collateral Trustee shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Notes Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Trustee shall have been instructed in respect thereof by an Act of Required Secured Debtholders and, upon such instruction, the Collateral Trustee shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Trustee shall be entitled to conclusively rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to conclusively rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantors and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Trustee as a result of the Collateral Trustee acting or refraining from acting hereunder or under any of the Notes Documents in accordance with the Collateral Trust Agreement. (c) Without limiting the indemnification provisions of any Secured Debt Document, each of the Secured Parties not party to any Secured Debt Document severally agrees to indemnify the Collateral Trustee, to the extent that the Collateral Trustee shall not have been reimbursed by any Grantor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Trustee in exercising its powers, rights and remedies or performing its duties hereunder or under the Security Documents or otherwise in its capacity as the Collateral Trustee in any way relating to or arising out of this Agreement or the Security Documents; provided, no such Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely and proximately from the Collateral Trustee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Trustee for any purpose shall, in the opinion of the Collateral Trustee, be insufficient or become impaired, the Collateral Trustee may call for additional indemnity and cease, or not commence, to do the acts insufficiently indemnified against until such additional indemnity is furnished. (d) No direction given to the Collateral Trustee which imposes, or purports to impose, upon the Collateral Trustee any obligation not set forth in or arising under this Agreement or any Security Document accepted or entered into by the Collateral Trustee shall be binding upon the Collateral Trustee. (e) Prior to the Discharge of Secured Obligations, the Collateral Trustee may resign at any time in accordance with Section 6 of the Collateral Trust Agreement. After the Collateral Trustee’s resignation in accordance with Section 6 of the Collateral Trust Agreement, the provisions of Section 8 hereof and of Section 7 of the Collateral Trust Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Trustee. Upon the acceptance of any appointment as the Collateral Trustee by a successor Collateral Trustee in accordance with Section 6 of the Collateral Trust Agreement, the retiring Collateral Trustee shall promptly transfer all Collateral within its

38 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 possession or control to the possession or control of the successor Collateral Trustee and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Trustee in respect of the Collateral to the successor Collateral Trustee. Any predecessor Collateral Trustee will have no liability or responsibility for the action or inaction of any successor Collateral Trustee. 8.4 Delegation of Duties. The Collateral Trustee may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Notes Document by or through any one or more sub-agents appointed by the Collateral Trustee, subject to the Collateral Trust Agreement. The Collateral Trustee and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, subject to the Collateral Trust Agreement. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8 shall apply to any such sub-agent and to any of the Affiliates of the Collateral Trustee and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Notes Documents. Notwithstanding anything herein to the contrary, each sub-agent appointed by the Collateral Trustee or Affiliate of the Collateral Trustee or Affiliate of any such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Grantors and the Secured Parties, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub- agent or Affiliate acting in such capacity. 8.5 No Individual Foreclosure, Etc. No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations except to the extent expressly contemplated by this Agreement or the other Secured Debt Documents, it being understood and agreed that all powers, rights and remedies under the Secured Debt Documents may be exercised solely by the Collateral Trustee on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Secured Obligations provided hereunder and under any other Secured Debt Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement. Without limiting the generality of the foregoing, each Secured Party authorizes the Collateral Trustee to credit bid all or any part of the Secured Obligations held by it. SECTION 9. MISCELLANEOUS 9.1 Amendments in Writing. This Agreement shall be construed as a separate agreement with respect to each party hereto, and the provisions of this Agreement shall not be waived, amended or modified except in accordance with the terms and conditions of Section 7.1 of the Collateral Trust Agreement.

39 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 9.2 Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 7.5 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1. 9.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Secured Debt Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. 9.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Secured Debt Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel, (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Trustee. (b) Each Grantor agrees to pay, indemnify, and to save the Secured Parties harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement. (c) Each Grantor agrees to pay, indemnify, and to save the Secured Parties and their respective directors, officers, employees, trustees and agents, harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 7.8 of the Collateral Trust Agreement (it being understood and agreed that the indemnification obligations set forth in this Section 9.4(c) shall apply to the Secured Parties to the same extent that they apply to the Indenture Trustee under the Existing Indenture). (d) The agreements in this Section 9.4 shall survive Discharge of Secured Obligations. 9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral

40 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 Trustee and any such assignment, transfer or delegation without such consent shall be null and void. 9.6 Set-Off. Subject to the Collateral Trust Agreement, each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while a Secured Debt Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder or under any other Secured Debt Document, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. 9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. 9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 9.9 Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. 9.10 Integration/Conflict. This Agreement, the Collateral Trust Agreement and the other Notes Documents represent the entire agreement of the Grantors, the Collateral Trustee and the other Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Collateral Trustee or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage securing the Secured Obligations and the terms thereof are inconsistent with the terms of this Agreement,

41 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral. 9.11 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVERS; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 7.13 AND 7.14 OF THE COLLATERAL TRUST AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN. 9.12 Acknowledgments. Each Grantor hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Debt Documents to which it is a party; (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Secured Debt Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by any other document under the Existing Indenture or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties. 9.13 Additional Grantors. The Company will cause each Person that becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Representative with a copy of each Joinder executed and delivered pursuant to Section 7.17 of the Collateral Trust Agreement. 9.14 Releases. To the extent the release of the Liens granted hereunder is expressly permitted pursuant to Section 4.1(a) of the Collateral Trust Agreement, such Liens shall automatically (with notice to the Collateral Trustee, however failure to deliver such notice shall not affect such release) be released hereunder and of record and all rights to the Collateral shall revert to the applicable Grantor. Upon any such release the Collateral Trustee shall (subject to compliance with Sections 4.1(b) and 4.2 of the Collateral Trust Agreement) execute and deliver, prepare and provide to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request, prepare and provide to evidence such release. 9.15 Collateral Trust Agreement. (a) The Collateral Trustee has been appointed to act as Collateral Trustee hereunder by the Secured Parties (excluding the Collateral Trustee) pursuant to the Collateral Trust Agreement. In furtherance of the provisions of this Agreement, each Secured Party (except the Collateral Trustee), by its acceptance of the benefits

42 US-DOCS\97364528.96439160v4 US-DOCS\97364528.12 hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Parties that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of the Secured Parties in accordance with the terms of this Agreement and the Collateral Trust Agreement. (b) Notwithstanding anything herein to the contrary, this Agreement, the Liens granted to the Collateral Trustee pursuant to this Agreement, the exercise of any right or remedy by such Collateral Trustee hereunder and the rights, remedies, duties and obligations provided herein are subject to the terms of the Collateral Trust Agreement and, to the extent provided therein, the applicable Security Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Collateral Trust Agreement, the provisions of the Collateral Trust Agreement shall control. [Signature pages follow]